Exhibit 1

JOINT FILING AGREEMENT OF
AMPERSAND 2006 LIMITED PARTNERSHIP
AMP-06 MANAGEMENT COMPANY LIMITED PARTNERSHIP AND
AMP-06 MC LLC

The undersigned persons agree and consent pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, as of the date set forth below, to the joint filing on their behalf of the Amendment to Schedule 13D to which this Exhibit is attached, in connection with their beneficial ownership of the common stock of Marina Biotech, Inc. at January 25, 2011 and agree that such statement is filed on behalf of each of them.

AMPERSAND 2006 LIMITED PARTNERSHIP

By: AMP-06 Management Company Limited Partnership, its General Partner

Dated:  January 26, 2011
/s/ Charles D. Yie

By: Charles D. Yie, Member

AMP-06 MANAGEMENT COMPANY LIMITED PARTNERSHIP

By: AMP-06 MC LLC, its General Partner

Dated:  January 26, 2011
/s/ Charles D. Yie

By: Charles D. Yie, Member

AMP-06 MC, LLC

Dated:  January 26, 2011
/s/ Charles D. Yie

By: Charles D. Yie, Member